Exhibit 4.1

SUPPLEMENTAL INDENTURE

among

POPULAR NORTH AMERICA, INC.,

as Issuer

POPULAR, INC.,

as Guarantor

and

THE BANK OF NEW YORK MELLON

Dated as of August 31, 2009

Supplement to Indenture,

dated as of February 5, 1997

SUPPLEMENTAL INDENTURE, dated as of August 31, 2009 (this “Supplemental Indenture”) among POPULAR NORTH AMERICA, INC. (f/k/a BanPonce Financial Corp.), a Delaware corporation (the “Company”), having its principal office at 521 Fellowship Road, Mount Laurel, New Jersey 08054, POPULAR, INC. (f/k/a BanPonce Corporation), a Puerto Rico corporation (the “Guarantor”) having its principal place of business at 209 Munoz Rivera Avenue, San Juan, Puerto Rico 00918, and THE BANK OF NEW YORK MELLON (as successor to The First National Bank of Chicago), as trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company, the Guarantor and the Trustee entered into the Junior Subordinated Indenture, dated as of February 5, 1997 (the “Indenture”), providing for the issuance of the Company’s 8.327% Junior Subordinated Deferrable Interest Debentures due 2027 (the “Debentures”).

Pursuant to an Agreement of Merger, dated as of August 31, 2009 (the “Agreement of Merger”), between BanPonce Trust I, a Delaware statutory trust (the “Trust”) and New BanPonce Trust I, a statutory trust established pursuant to the Delaware Statutory Trust Act by the entering into that certain Trust Agreement, dated as of August 28, 2009, and by the execution and filing the Certificate of Trust, filed on August 28, 2009 (the “New Trust”), and a Certificate of Merger filed with the Secretary of State of the State of Delaware at the Effective Time (as defined in the Agreement of Merger), the Trust merged with and into the New Trust at the Effective Time and each Capital Security issued and outstanding immediately prior to the Effective Time was converted at the Effective Time into one 8.327% Capital Security (Liquidation Amount $1,000 per preferred security) of the New Trust (the “New Capital Securities”) and each Common Security issued and outstanding immediately prior to the Effective Time was converted at the Effective Time into one Common Security (Liquidation Amount $1,000 per security) of the New Trust (the “New Trust Common Securities” and, together with the New Capital Securities, the “New Trust Securities”).

Section 9.1 of the Indenture provides that the Company, the Guarantor and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture or to make any other changes, provided that such action shall not adversely affect the interest of the Holders of Securities of any series in any material respect or, in the case of the Securities of a series issued to an Issuer Trust and for so long as any of the corresponding series of Capital Securities issued by such Issuer Trust shall remain outstanding, the holders of such Capital Securities.

The Company and the Guarantor delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Section 9.3 of the Indenture to the effect that all conditions precedent provided for in the Indenture to the Trustee’s execution and delivery of this Supplemental Indenture have been complied with.

The Company and the Guarantor have requested that the Trustee execute and deliver this Supplemental Indenture and satisfy all requirements on the Trustee’s part necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) Terms defined in the Indenture or the New Amended Trust Agreement (as defined herein) have the same meaning when used in this Supplemental Indenture unless otherwise specified herein.

(b) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

(c) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision, and any reference to an Article, Section or other subdivision refers to an Article, Section or other subdivision of this Supplemental Indenture.

“New Guarantee Agreement” means the Guarantee Agreement between the Company, as guarantor, the Guarantor, as additional guarantor, and The Bank of New York Mellon, as guarantee trustee, dated as of August 31, 2009.

“New Amended Trust Agreement” means the Amended and Restated Trust Agreement, dated as of August 31, 2009, among the Company, as Depositor, the Guarantor, as guarantor, The Bank of New York Mellon, as the Property Trustee, BNY Mellon Trust of Delaware, as the Delaware Trustee, the Administrative Trustees named therein, and the Several Holders (as defined therein).

ARTICLE II

AMENDMENTS

Section 2.1. Amendments

(a) From and after the Effective Time, each reference in the Indenture or the Debentures to the Trust Agreement shall be deemed to be a reference to the New Amended Trust Agreement, each reference in the Indenture or the Debentures to the Trust shall be deemed to be a reference to the New Trust, each reference in the Indenture or the Debentures to the Capital Securities shall be deemed to be a reference to the New Capital Securities, each reference in the Indenture or the Debentures to the Common Securities shall be deemed to be a reference to the New Trust Common Securities and each reference in the Indenture or the Debentures to the Trust Securities shall be deemed to be a reference to the New Trust Securities.

(b) Upon the cancellation of any Debentures pursuant to Section 3.10 of the Indenture following any exchange of New Capital Securities and New Trust Common Securities for Debentures

pursuant to Section 4.8 of the New Amended Trust Agreement, the Trustee, in its capacity as Securities Registrar, shall cause an annotation to be made on the certificate evidencing the Debentures to evidence the reduction in the principal amount thereof resulting from such cancellation.

ARTICLE III

MISCELLANEOUS

Section 3.1. Effectiveness

This Supplemental Indenture will become effective upon its execution and delivery.

Section 3.2. Successors and Assigns

All covenants and agreements in the Indenture, as supplemented and amended by this Supplemental Indenture, by the Company will bind its successors and assigns, whether so expressed or not.

Section 3.3. Further Assurances

The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions that the Trustee or its counsel may from time to time request in order to assure the Trustee of the benefits of the rights granted to the Trustee under the Indenture, as supplemented and amended by this Supplemental Indenture.

Section 3.4. Effect of Recitals

The recitals contained herein will be taken as the statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 3.5. Ratification of Indenture

The Indenture as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture will be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.6. Governing Law

This Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

* * * *

This instrument may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

POPULAR NORTH AMERICA, INC.

By	/s/ Jorge A. Junquera
	Name:	Jorge A. Junquera
	Title:	Senior Vice President and Chief Financial Officer

Attest:

By:	/s/ Francisco Pericás

POPULAR, INC.

By	/s/ Jorge A. Junquera
	Name:	Jorge A. Junquera
	Title:	Senior Vice President and Chief Financial Officer

Attest:

By:	/s/ Francisco Pericás

THE BANK OF NEW YORK MELLON, as Trustee

By	/s/ Joellen McNamara
	Name:	Joellen McNamara
	Title:	Senior Associate

[Signature Page – BanPonce Trust I

Supplemental Indenture]